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                             ROSENBERG SERIES TRUST
                             ======================

                                                                EXHIBIT 23(g)(2)

                                      December 1, 2000



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171


         Re:  AXA ROSENBERG U.S. DISCOVERY FUND


Ladies and Gentlemen:

This is to advise you that the Rosenberg Series Trust ("the Trust") has established a new series of shares to be known as the AXA Rosenberg U.S. Discovery Fund. In accordance with the Additional Funds provision of Section 12) of the Custodian Contract between Rosenberg Small Capitalization Fund and State Street Bank and Trust Company dated as of 10th August 1988, the Trust hereby requests that you act as Custodian for the new series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one copy for your records.

                                 Sincerely,

                                 ROSENBERG SERIES TRUST on behalf of:
                                 AXA ROSENBERG U.S. DISCOVERY FUND


                                 By:
                                    --------------------------------
                                 Name:    Kenneth Reid
                                 Title:   Trustee, Duly Authorized

AGREED AND ACCEPTED:

STATE STREET BANK AND TRUST COMPANY


By:
   --------------------------------------------
Name:  Ronald E. Logue
Title:    Vice Chairman

Effective Date:  December 1, 2000